UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date if earliest event reported): April 27, 2005

REPUBLIC BANCORP INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-15734 (Commission File No.)	38-2604669 (IRS Employer Identification No.)

1070 East Main Street, Owosso, Michigan 48867
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (989) 725-7337

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 27, 2005 Republic Bancorp Inc. announced that shareholders of the Company approved the election of all nominees for directors as follows: Jerry D. Campbell, Chairman of the Board, George J. Butvilas, Vice Chairman of the Board, Dana M. Cluckey, Richard J. Cramer, Sr., Barry J. Eckhold, Gary Hurand, Dennis J. Ibold, Stanley A. Jacobson, John J. Lennon, Kelly E. Miller, Randolph P. Piper, Dr. Isaac J. Powell, William C. Rands III, Dr. Jeoffrey K. Stross, and Steven E. Zack.

Shareholders also approved the amendment to Article III of the articles of incorporation to increase the total authorized common stock of Republic from 75,000,000 shares to 100,000,000 shares.

Also, the Board of Directors declared an $.11 per share cash dividend to shareholders of record as of June 10, 2005 and payable July 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP INC.

Date: April 27, 2005	By:	/s/ Thomas F. Menacher
	Name:	Thomas F. Menacher
	Its:	Executive Vice President, Treasurer and
Chief Financial Officer